Exhibit 99.h.3.a

December 7, 2011

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds—Additional Funds Letter

Ladies and Gentlemen:

Reference is made to the Sub-Administration made between us dated as of June 1, 2010, as amended and supplemented (the “Agreement”).  Pursuant to the Agreement, this letter is to provide notice of the creation of Aberdeen U.S. High Yield Bond Fund, a new Fund (as defined in the Agreement) of Aberdeen Funds.

In accordance with Section 1 of the Agreement, we request that you act as Sub-Administrator with respect to the additional Fund listed above.  A current Schedule A to the Agreement is attached hereto. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, the representations and warranties in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Aberdeen Asset Management Inc

1735 Market Street, 32nd floor, Philadelphia PA 19103

Telephone: (215) 405-5700

Aberdeen Asset Management Inc is an Investment Adviser registered with the US Securities and Exchange Commission under the Investment Advisers Act of 1940.  Member of Aberdeen Asset Management Group of Companies.

“Aberdeen” is a U.S. Registered service mark of Aberdeen Asset Management PLC.

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended on December 7, 2011

SCHEDULE A*

Listing of Funds

Fund Name	Classes of Shares
Aberdeen Equity Long-Short Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Natural Resources Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Optimal Allocations Fund: Defensive	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares
Aberdeen Optimal Allocations Fund: Moderate	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Optimal Allocations Fund: Moderate Growth	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Optimal Allocations Fund: Growth	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Optimal Allocations Fund: Specialty	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific (ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Fund	Class A Class C Class R
Aberdeen Emerging Markets Institutional Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Fixed Income Fund	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares
Aberdeen Global Small Cap Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Tax-Free Income Fund	Class A Class C Class D
Aberdeen Core Fixed Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Core Plus Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Debt Local Currency Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global High Yield Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Ultra-Short Duration Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific Smaller Companies Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Equity Fund (formerly, Aberdeen U.S. Equity I Fund)	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares
Aberdeen U.S. Equity II Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. High Yield Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class

*As most recently approved at the December 6, 2011 Board Meeting.